EXHIBIT 99.1

                                                               205 DATURA STREET
                                                       WEST PALM BEACH, FL 33401
                                                                  (561) 803-9900

PRESS RELEASE
FOR IMMEDIATE RELEASE                      DRAFT IV


        Fidelity Bankshares Q2 Net Income $5.7 Million, EPS $0.38. Assets
                  Reach $3.40 Billion. Deposits $2.68 Billion.
                  11.8% increase in Diluted EPS from a year ago

--------------------------------------------------------------------------------

West Palm Beach, FL, July 20, 2004 - Fidelity Bankshares, Inc. (Nasdaq: FFFL) the holding company for Fidelity Federal Bank & Trust, announced today the company's net income for the second quarter ended June 30, 2004, was $5.7 million or $.39 basic and $.38 diluted earnings per share. This compared with $4.9 million or $.34 basic and diluted earnings per share for the quarter ended June 30, 2003.

The company's other income for the second quarter was $7.2 million, an increase of $1.1 million, compared to the same quarter in 2003. During the quarter, the company sold $10.5 million of securities, resulting in a gain of approximately $467,000. These securities were sold as the company continued to restructure its investment portfolio in an effort to reduce interest rate risk as interest rates begin to rise. By comparison, the quarter ended June 30, 2003 included no such gains.

The company realized gains on the sale of loans of $151,000, compared to $1.1 million for the second quarter a year ago. The company began selling most of its 30-year, fixed rate, residential mortgage production in 2003 in an effort to minimize interest rate risk in an expected increasing rate environment. Thus far in 2004, customer demand for 30 year, fixed rate residential loans has been limited with customers opting for three to seven year hybrid adjustable rate loans. Consequently, loan sales have been significantly limited in 2004 compared to 2003. Miscellaneous other income for the quarter included a gain of $500,000 resulting from the sale of surplus land adjacent to one of the bank's branches.

The company substantially completed the restructuring of its securities portfolio during the second quarter. As a result, the company's net interest margin at June 30, 2004 was 3.33%, compared to 3.10% at March 31, 2004 and 3.30% at December 31, 2003.

For the six months ended June 30, 2004, the company's net income was $11.4 million, or $.78 basic and $.75 diluted earnings per share. This compares to $10.0 million net income and $.70 basic and $.69 diluted earnings per share for the six months ended June 30, 2003.

                                    - more -

                                                             Fidelity Bankshares
                                                                     Page 2 of 5


Chairman and CEO Vince Elhilow said, "Our core deposits, consisting of checking, savings and money market accounts increased by $66.5 million during the quarter and now comprise 75.9% of total deposits. Certificates of deposit represent the remaining 24.1%. Total deposits reached $2.68 billion, an increase of $412.0 million or 18.2% during the 12 months ended June 30 2004. We expect our steadily growing core deposit base will help minimize interest rate risk in an environment of increasing interest rates."

In June, the board of directors approved payment of a quarterly dividend to stockholders of $.10 per share on the company's common stock. The dividend, payable to stockholders of record as of June 30, 2004, was distributed on July 15, 2004.

Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, has assets of $3.40 billion and deposits of $2.68 billion and operates in Florida through 42 offices in Palm Beach, Martin and St. Lucie counties.

An investment profile on Fidelity Bankshares may be found on the website www.hawkassociates.com/fffl/profile.htm.

Financial statements for the quarter are attached.

For more information contact Chairman and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900 or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383. Email: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on the website www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website: www.hawkassociates.com.

Forward-Looking Statements.

When used in this report, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

       Fidelity Bankshares, Inc.
       Financial  Highlights
       (Unaudited)

                                                         Three Months   Three Months      Six Months     Six Months         Year
                                                             Ended          Ended            Ended          Ended           Ended
                                                           June 30,       June 30,         June 30,       June 30,      December 31,
                                                             2004           2003             2004           2003             2003
       FOR THE PERIOD (In Thousands)
       -----------------------------------------------------------------------------------------------------------------------------
       Interest income                                             $39,091       $36,336       $77,153       $71,167       $143,683
       Interest expense                                             14,506        14,650        28,655        28,696         57,164
       Net interest income                                          24,585        21,686        48,498        42,471         86,519
       Chargeoffs                                                       32             -            99            71            322
       Recoveries                                                       22             -            25             1              1
       Gain on sale of loans                                           151         1,054           257         3,613          4,159
       Gain (loss) on sale of mortgage-backed
       and investment securities                                       467             -         1,053             -         (2,364)
       Net income                                                    5,688         4,931        11,375        10,048         17,921

       PER COMMON SHARE
       -----------------------------------------------------------------------------------------------------------------------------
       Net income:
                           Basic EPS                                 $0.39         $0.34         $0.78         $0.70          $1.24
                           Diluted EPS                                0.38          0.34          0.75          0.69           1.22
       Dividends declared                                             0.10          0.10          0.20          0.20           0.40
       Book value                                                    12.50         11.81         12.50         11.81          12.28
       Stock price:
                           High                                      37.10         23.60         38.45         23.60          32.47
                           Low                                       30.62         18.07         30.62         17.24          17.20
                           Close                                     35.45         22.30         35.45         22.30          31.40

       AVERAGE FOR THE PERIOD (In Thousands)
       -----------------------------------------------------------------------------------------------------------------------------
       Assets                                                   $3,317,404    $2,760,628    $3,220,109    $2,660,386     $2,798,378
       Loans receivable, net                                     2,365,533     1,991,316     2,296,421     1,972,871      2,037,993
       Mortgage-backed securities                                  439,250       419,888       453,152       316,139        399,898
       Investments                                                 268,536       159,697       238,446       181,813        174,896
       Deposits                                                  2,654,778     2,196,940     2,581,122     2,099,292      2,235,207
       Borrowed funds                                              395,366       334,483       376,242       337,382        335,832
       Stockholders' equity                                        191,213       175,042       189,786       173,023        176,477

       SELECTED RATIOS
       ---------------------------------------------------------------------------------------------------------------------------
       Return on average assets                                       0.69%         0.71%         0.71%         0.76%          0.64%
       Return on average equity                                      11.90%        11.27%        11.99%        11.61%         10.15%
       Interest rate spread on average assets for the period          3.19%         3.33%         3.23%         3.41%          3.28%
       Net yield on average interest earning assets for the period    3.20%         3.37%         3.25%         3.44%          3.31%
       Net yield on interest earning assets at end of period          3.33%         3.33%         3.33%         3.33%          3.30%
       Interest rate spread at end of period                          3.32%         3.30%         3.32%         3.30%          3.29%
       Ratio of interest earning assets to interest bearing
                           liabilities at end of period             100.41%       101.20%       100.41%       101.20%        100.49%
       Ratio of non performing assets to total assets                 0.31%         0.18%         0.31%         0.18%          0.37%
       Ratio of valuation allowances to non performing assets       117.09%       185.84%       117.09%       185.84%         99.12%
       Ratio of valuation allowances to loans receivable, net         0.51%         0.48%         0.51%         0.48%          0.51%
       Stockholders' equity as a percentage of assets                 5.56%         6.26%         5.56%         6.26%          6.05%

       PERIOD END (In Thousands)
       ----------------------------------------------------------------------------------------------------------------------
       Total assets                                              $3,402,619    $2,833,313    $3,402,619    $2,833,313     $3,048,222
       Interest earning cash and investment securities              192,279       136,633       192,279       136,633        156,528
       Mortgage-backed and corporate debt securities                503,254       452,093       503,254       452,093        471,228
       Loans receivable, net                                      2,448,022     2,037,970     2,448,022     2,037,970      2,191,696
       Federal Home Loan Bank Stock                                  19,905        13,645        19,905        13,645         13,322
       Real estate owned and held for investment                          7           232             7           232              -
       Loan loss reserve                                             12,436         9,730        12,436         9,730         11,119
       Other assets                                                 259,057       192,740       259,057       192,740        215,448
       Borrowed funds                                               474,648       331,505       474,648       331,505        358,970
       Common shares outstanding, net of treasury shares         15,130,026    15,015,197    15,130,026    15,015,197     15,024,648
       Stockholders' equity                                         189,113       177,354       189,113       177,354        184,509


Certain amounts in prior year have been reclassified to conform with the June 30, 2004 presentation.

Fidelity Bankshares Inc.
Selected Unaudited Operating Data


                                                                  Three Months Ended                    Six Months Ended
                                                                       June 30,                             June 30,
                                                            2004                 2003               2004                 2003
                                                      ------------------------------------    ------------------------------------
                                                                     (In Thousands)                          (In Thousands)

Selected Operating Data:
     Interest income                                         $39,091              $36,336            $77,153              $71,167
     Interest expense                                         14,506               14,650             28,655               28,696
                                                      ---------------      ---------------    ---------------      ---------------

     Net interest income before
          provision for loan losses                           24,585               21,686             48,498               42,471
     Provision for loan losses                                   794                  693              1,391                1,483
                                                      ---------------      ---------------    ---------------      ---------------
     Net interest income after
          provision for loan losses                           23,791               20,993             47,107               40,988
                                                      ---------------      ---------------    ---------------      ---------------

     Other income
          Fees on deposit accounts                             2,795                2,202              5,634                4,104
          Fees for other banking services                      2,997                2,563              5,669                4,857
          All other income                                     1,365                1,255              2,317                4,070
                                                      ---------------      ---------------    ---------------      ---------------
                                                      ---------------      ---------------    ---------------      ---------------
                Total other income                             7,157                6,020             13,620               13,031
                                                      ---------------      ---------------    ---------------      ---------------
     Operating expense
          Compensation and benefits                           12,521               11,304             24,466               22,400
          Occupancy and equipment                              3,943                3,415              7,953                6,831
          All other operating expense                          5,083                4,167              9,594                8,315
                                                      ---------------      ---------------    ---------------      ---------------
                Total operating expense                       21,547               18,886             42,013               37,546
                                                      ---------------      ---------------    ---------------      ---------------

     Income before taxes                                       9,401                8,127             18,714               16,473
     Provision for income taxes                                3,713                3,196              7,339                6,425

     Net income                                               $5,688               $4,931            $11,375              $10,048
                                                      ===============      ===============    ===============      ===============

     Earnings per share:
          Basic                                                $ .39                $ .34              $ .78                $ .70
                                                      ===============      ===============    ===============      ===============
                                                      ===============      ===============    ===============      ===============
          Diluted                                              $ .38                $ .34              $ .75                $ .69
                                                      ===============      ===============    ===============      ===============

Certain amounts in prior year have been reclassified to conform with the June 30, 2004 presentation.

Fidelity Bankshares Inc.
Selected Unaudited Financial Data


                                                                            June 30,                     December 31,
                                                                             2004                           2003
                                                                     ------------------------------------------------
                                                                                      (In Thousands)

Assets
Cash and interest earning deposits                                  $         117,295              $         109,887
Assets available for sale                                                     672,493                        593,959
Loans:
     Residential mortgage                                                   1,659,920                      1,509,249
     Commercial mortgage                                                      877,047                        753,890
     Consumer                                                                 201,270                        185,450
     Commercial business                                                      128,705                        131,292
                                                                     -----------------              -----------------
           Gross loans                                                      2,866,942                      2,579,881
     Less:
           Loans in process                                                   403,442                        374,974
           Deferred costs (income)                                              3,042                          2,092
           Allowance for loan losses                                           12,436                         11,119
                                                                     -----------------              -----------------
                 Loans, Net                                                 2,448,022                      2,191,696
                                                                     -----------------              -----------------
                                                                     -----------------              -----------------
Office properties and equipment                                                76,204                         70,663
FHLB stock                                                                     19,905                         13,322
REO                                                                                 7                              -
All other assets                                                               68,693                         68,695
                                                                     -----------------              -----------------

Total assets                                                         $      3,402,619               $      3,048,222
                                                                     =================              =================

Liabilities and Equity
Liabilities:
Deposits:
     Checking, savings and money
           market accounts                                           $      2,030,565               $      1,774,222
     Certificates of deposit                                                  645,439                        685,879
                                                                     -----------------              -----------------
           Total deposits                                                   2,676,004                      2,460,101
     Repurchase agreements                                                     34,651                         42,089
     Borrowings from FHLB                                                     387,679                        264,561
     Subordinated debentures I                                                 29,639                         29,639
     Subordinated debentures II                                                22,681                         22,681
     All other liabilities                                                     62,852                         44,642
                                                                     -----------------              -----------------
                                                                     -----------------              -----------------
           Total liabilities                                                3,213,506                      2,863,713
                                                                     -----------------              -----------------
                                                                     -----------------              -----------------
     Stockholders' equity                                                     189,113                        184,509
                                                                     -----------------              -----------------

     Total liabilities and equity                                    $      3,402,619               $      3,048,222
                                                                     =================              =================


Certain amounts in prior year have been reclassified to conform with the June 30, 2004 presentation.